PACIFIC CORPORATE TRUST COMPANY

625 Howe Street – 10th Floor Vancouver BC V6C 3B8

T: (604) 689-9853 F: (604) 689-8144

March 3, 2003

British Columbia Securities Commission

PO Box 10142 Pacific Centre

701 West Georgia Street 9th Floor

Vancouver, BC

V7Y 1L2

Dear Sirs:

As per National Instrument 54-101 requirements, please be advised of the following:

Issuer:

Atna Resources Ltd.

CUSIP #:

04957F101

Meeting Date:

May 6, 2003

Record Date for Notice:

April 1, 2003

Record Date for Voting:

April 1, 2003

Beneficial Ownership Determination Date:

April 1, 2003

Class of Securities Entitled to Receive Notice:      Common

Class of Securities Entitled to Vote:

Common

Business Type:

Non-Routine

OBO Distribution Payment:

Issuer will not pay for OBOs

Material Distributed to:

All Holders

If you require further information, please contact:

/s/ "Yasmin Juma"

Yasmin Juma

PACIFIC CORPORATE TRUST COMPANY

cc: Alberta Securities Commission    cc: P.E.I. Securities Commission

cc: Manitoba Securities Commission    cc: Quebec Securities Commission

cc: New Brunswick Securities Commission     cc: Saskatchewan Securities Commission

cc: Newfoundland Securities Commission     cc: Registrar of Securities - NT

cc: Nova Scotia Securities Commission     cc: Registrar of Securities - YT

cc: Ontario Securities Commission     cc: Nunavut

cc: TSX Venture Exchange      cc: CDS Inc.